Exhibit 15.2

Partners:	28 April 2026	Our Ref: MRC/BLUI/A6519-H26578

Paul Aherne **

Brett Basdeo ***

John Cartwright *

John Crook *

Mark Cummings *****

Natalie Curtis ****

James Gaden ****

Kevin Ho ****

Kristen Kwok **

Wing Lam *

Thomas Pugh *****

Andrew Randall **

Victoria Raymond *

Wei Ching Teo ******

Ascentage Pharma Group International

亞盛醫藥集團

c/o Walkers Corporate Limited

190 Elgin Avenue

George Town

Grand Cayman KY1-9008, Cayman Islands

Dear Sir or Madam

ASCENTAGE PHARMA GROUP INTERNATIONAL 亞盛醫藥集團

We consent to the reference to our firm under the heading “Item 10. Additional Information—E. Taxation—Cayman Islands taxation” in the Annual Report on Form 20-F of Ascentage Pharma Group International for the fiscal year ended December 31, 2025 (the “Annual Report”), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the month of April 2026.

In addition, we also consent to the inclusion of our opinion as discussed in the heading “Item 10. Additional Information—E. Taxation—Cayman Islands taxation” in the Annual Report and further consent to our opinion as set forth in this Annual Report being incorporated by reference into the Registration Statement on Form S-8 (No. 333-284445).

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ WALKERS

WALKERS (HONG KONG)

Walkers (Hong Kong)

選嘉偉師事務所(香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); *****Bermuda, ******Singapore